UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

CHINA BAK BATTERY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.
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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

January 28, 2010

Dear Stockholder:

On behalf of the Board of Directors of China BAK Battery, Inc. (the “Company” or “we”), I invite you to attend our 2010 Annual Meeting of Stockholders (the “Annual Meeting”). We hope you can join us. The Annual Meeting will be held:

At:	BAK Industrial Park, No. 1 BAK Street Kuichong Town, Longgang District Shenzhen, 518119 People’s Republic of China
On:	March 16, 2010
Time:	9:00 a.m., local time

The Notice of Annual Meeting of Stockholders, the Proxy Statement, the proxy card, and our 2009 Annual Report accompany this letter.

At the Annual Meeting, we will report on important activities and accomplishments of the Company and review the Company’s financial performance and business operations. You will have an opportunity to ask questions and gain an up-to-date perspective on the Company and its activities, and to meet certain directors and key executives of the Company.

As discussed in the enclosed Proxy Statement, the Annual Meeting will also be devoted to the election of directors, the ratification of the appointment of the Company’s accountants and consideration of any other business matters properly brought before the Annual Meeting.

We know that many of our stockholders will be unable to attend the Annual Meeting. We are soliciting proxies so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the stockholders at the Annual Meeting. Whether or not you plan to attend, please take the time now to read the Proxy Statement and vote online or, if you prefer, submit by mail a paper copy of your proxy or voter instructions card, so that your shares are represented at the meeting. You may also revoke your proxy or voter instructions before or at the Annual Meeting. Regardless of the number of Company shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.

Thank you for your continuing interest in China BAK Battery, Inc. We look forward to seeing you at the Annual Meeting.

If you have any questions about the Proxy Statement, please contact our Investor Relations Department at China BAK Battery, Inc., BAK Industrial Park, No. 1 BAK Street, Kuichong Town, Longgang District, Shenzhen, 518119, People’s Republic of China; Telephone: 011 (86-755) 8977-0093; Fax: 011 (86-755) 8977-0527; E-mail: IR@bak.com.cn.

Sincerely,
/s/ Xiangqian Li Xiangqian Li Chief Executive Officer

CHINA BAK BATTERY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on

March 16, 2010

To the Stockholders of CHINA BAK BATTERY, INC.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of China BAK Battery, Inc., a Nevada corporation (the “Company”), will be held on Tuesday, March 16, 2010, at 9:00 a.m., local time, at BAK Industrial Park, No. 1 BAK Street, Kuichong Town, Longgang District, Shenzhen, 518119, People’s Republic of China for the following purposes:

1.	To elect 5 persons to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office;
2.	To ratify the selection by the Audit Committee of PKF as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010; and
3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on January 15, 2010 (the “Record Date”) are entitled to notice and to vote at the Annual Meeting and any adjournment or postponement thereof. In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we filed this Proxy Statement with the SEC on January 28, 2010. In accordance with the SEC’s rules, on or before February 4, 2010, we will mail our Notices of Internet Availability of Proxy Materials (and, to the extent required or appropriate, full sets of proxy materials) to the record and beneficial owners of our common stock as of the close of business on the Record Date. In accordance with the SEC’s rules, we will also post all of our proxy materials at the website address(es) specified in our Notices of Internet Availability of Proxy Materials no later than February 4, 2010.

A Proxy Statement describing the matters to be considered at the Annual Meeting is attached to this Notice. Our 2009 Annual Report is part of the full set of our proxy materials, but it is not deemed to be part of the Proxy Statement.

It is important that your shares are represented at the Annual Meeting. We urge you to review the attached Proxy Statement and, whether or not you plan to attend the Annual Meeting in person, please vote your shares promptly by casting your vote via the Internet or, if you receive a full set of proxy materials by mail or request one be mailed to you, and prefer to mail your proxy or voter instructions, please complete, sign, date, and return your proxy or voter instructions card in the pre-addressed envelope provided, which requires no additional postage if mailed in the United States. You may revoke your vote by submitting a subsequent vote over the Internet or by mail before the Annual Meeting, or by voting in person at the Annual Meeting.

If you plan to attend the meeting, please notify us of your intentions. This will assist us with meeting preparations. If your shares are not registered in your own name and you would like to attend the Annual Meeting, please follow the instructions contained in the Notice of Internet Availability of Proxy Materials that is being mailed to you and any other information forwarded to you by your broker, trust, bank, or other holder of record to obtain a valid proxy from it. This will enable you to gain admission to the Annual Meeting and vote in person.

By Order of the Board of Directors,
/s/ Tony Shen Secretary

January 28, 2010

i

ii

CHINA BAK BATTERY, INC.
BAK Industrial Park, No. 1 BAK Street
Kuichong Town, Longgang District
Shenzhen, 518119
People’s Republic of China

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement and the accompanying proxy are being furnished with respect to the solicitation of proxies by the Board of Directors of China BAK Battery, Inc., a Nevada corporation (the “Company” or “we”), for the Company’s 2010 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting is to be held at 9:00 a.m., local time, on Tuesday, March 16, 2010, and at any adjournment(s) or postponement(s) thereof, at the principal executive offices of the Company, located at BAK Industrial Park, No. 1 BAK Street, Kuichong Town, Longgang District, Shenzhen, 518119, People’s Republic of China.

The date on which the Proxy Statement and form of proxy card are intended to be sent or made available to stockholders is February 4, 2010.

The purposes of the Annual Meeting are to seek stockholder approval of two proposals: (i) electing five (5) directors to the Board of Directors of the Company (the “Board”); and (ii) ratifying the appointment of the Company’s independent registered accountants for fiscal year 2010. We will also transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Who May Vote

Only stockholders of record of our Common Stock, par value $0.001 per share (“Common Stock”), as of the close of business on January 15, 2010 (the “Record Date”) are entitled to notice and to vote at the Annual Meeting and any adjournment or adjournments thereof.

A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting, during office hours, at the executive offices of the Company at BAK Industrial Park, No. 1 BAK Street, Kuichong Town, Longgang District, Shenzhen 518119, People’s Republic of China, by contacting the Secretary of the Company.

The presence at the Annual Meeting of a majority of the outstanding shares of Common Stock as of the Record Date, in person or by proxy, is required for a quorum. Should you submit a proxy or voter instructions, even though you abstain as to one or more proposals, or you are present in person at the Annual Meeting, your shares shall be counted for the purpose of determining if a quorum is present.

Broker “non-votes” are included for the purposes of determining whether a quorum of shares is present at the Annual Meeting. A broker “non-vote” occurs when a nominee holder, such as a brokerage firm, bank or trust company, holding shares of record for a beneficial owner does not vote on a particular proposal because the nominee holder does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

As of the Record Date, we had issued and outstanding 63,601,276 shares of Common Stock. Each holder of Common Stock on the Record Date is entitled to one vote for each share then held on all matters to be voted at the Annual Meeting. No other class of voting securities was then outstanding.

Voting Your Proxy

You may vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials that is being mailed to you. If you have received printed copies of the proxy materials by mail, or if you request printed copies of the proxy materials by mail by following the instructions on the Notice of Internet Availability of Proxy Materials mailed to you, you can also vote by mail by completing, dating, and signing the proxy or voter instructions card and mailing it in the pre-addressed envelope provided, which requires no additional postage if mailed in the United States. You may submit your vote over the Internet until 11:59pm (EST) on March 14, 2010. If you vote by mail, please be aware that we can recognize your vote only if we receive it by close of business of the day before the Annual Meeting.

You may also vote in person at the Annual Meeting. If your shares are held through a broker, trust, bank, or other nominee, please refer to the Notice of Internet Availability of Proxy Materials mailed to you and any other information forwarded to you by such holder of record to obtain a valid proxy from it. You will need to bring this legal proxy with you to the Annual Meeting in order to vote in person.

The shares represented by any proxy duly given will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the election of the nominees for director set forth in this Proxy Statement and FOR ratification of PKF as the Company’s independent registered public accounting firm. In addition, if other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

Each share of Common Stock outstanding on the Record Date will be entitled to one vote on all matters. Under Proposal 1 (Election of Directors), the five candidates proposed for election as directors at the Annual Meeting are uncontested. In uncontested elections, directors are elected by majority of the votes cast at the Annual Meeting. Proposal 2 (Ratification of the Selection of Independent Auditors) requires for approval the vote of a majority of the votes cast at the Annual Meeting. In counting the votes cast, only those cast “for” and “against” a matter are included. Please note that you cannot vote “against” a nominee for director, although you may withhold your vote from a nominee.

Shares which abstain or which are withheld from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions, withheld votes, and “broker non-votes” will have no effect on the voting on matters (such as the election of directors and the ratification of the selection of the independent registered public accounting firm) that require the affirmative vote of a plurality or a majority of the votes cast or the shares voting on the matter. Brokers are permitted, but not required, to use discretionary authority to vote shares on routine matters such as the ratification of the selection of the independent registered public accounting firm, but are not permitted to use discretionary authority to vote shares on non-routine matters such as the election of directors.

Stockholders have no cumulative voting rights or dissenter’s or appraisal rights relating to the matters to be acted upon at the Annual Meeting.

Revoking Your Proxy

Even if you submit a proxy or voter instructions, you may revoke and change your vote. You may revoke your proxy or voter instructions by submitting a new proxy or voter instructions over the Internet by using the procedure to vote your shares online described in the Notice of Internet Availability of Proxy Materials that you receive. You may also revoke your proxy by mail by requesting a copy be mailed to you, executing a subsequently-dated proxy or voter instructions card, and mailing it in the pre-addressed envelope, which requires no additional postage if mailed in the United States. You may also revoke your proxy by your attendance and voting in person at the Annual Meeting. Mere attendance at the meeting will not revoke a proxy or voter instructions. We will vote the shares in accordance with the directions given in the last proxy or voter instructions submitted in a timely manner before the Annual Meeting. You may revoke your vote over the Internet until 11:59pm (EST) on March 14, 2010. If you revoke your vote by mail, please be aware that we can recognize the revoked vote only if we receive it by close of business of the day before the Annual Meeting.

If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Annual Meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous meeting.

You are requested, regardless of the number of shares you own or your intention to attend the Annual Meeting, to vote your shares as described above.

Solicitation of Proxies

The expenses of solicitation of proxies will be paid by the Company. We may solicit proxies by mail, and the officers and employees of the Company may solicit proxies personally or by telephone and will receive no extra compensation from such activities. The Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

Delivery of Proxy Materials to Households

Only one copy of the Company’s 2009 Annual Report, this Proxy Statement, and/or Notice of Internet Availability of Proxy Materials, as applicable, will be delivered to an address where two or more stockholders reside with the same last name or whom otherwise reasonably appear to be members of the same family based on the stockholders’ prior express or implied consent.

We will deliver promptly upon written or oral request a separate copy of the 2009 Annual Report, this Proxy Statement, and/or Notice of Internet Availability of Proxy Materials, as applicable, upon such request. If you share an address with at least one other stockholder, currently receive one copy of our Annual Report, Proxy Statement, and/or Notice of Internet Availability of Proxy Materials at your residence, and would like to receive a separate copy of our Annual Report, Proxy Statement, and Notice of Internet Availability of Proxy Materials for future stockholder meetings of the Company, please follow the instructions for requesting materials indicated on the Notice of Internet Availability of Proxy Materials sent to your residence and specify this preference in your request.

If you share an address with at least one other stockholder and currently receive multiple copies of our Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials, and you would like to receive a single copy of our Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials, please follow the instructions for requesting materials indicated on the Notice of Internet Availability of Proxy Materials that is addressed to you and specify this preference in your request.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us with respect to the beneficial ownership of our Common Stock as of the close of business on December 22, 2009 (the “Reference Date”) for: (i) each person known by us to beneficially own more than 5% of our voting securities, (ii) each named executive officer, (iii) each of our directors and nominees, and (iv) all of our executive officers and directors as a group:

Names of Management and Names and Addresses of Certain Beneficial Owners(1)	Amount and Nature of Beneficial Ownership(1)
	Number(2)	Percent(3)
Xiangqian Li(4) c/o China BAK Battery, Inc. BAK Industrial Park No. 1 BAK Street Kuichong Town, Longgang District Shenzhen 518119, People’s Republic of China	20,093,887	31.59%
Huanyu Mao(5)	583,141	*
Charlene Spoede Budd(6)	15,500	*
Chunzhi Zhang(6)	15,000	*
Richard B. Goodner(6)	20,000	*
Tony Shen(7)	160,000	*
Kenneth G. Broom(8)	76,672	*
All executive officers and directors as a group (7 persons)	20,964,200	32.96%

*	Denotes less than 1% of the outstanding shares of Common Stock.
(1)	The number of shares beneficially owned is determined under Securities and Exchange Commission (“SEC”) rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power, and also any shares which the individual has the right to acquire within 60 days of the Reference Date, through the exercise or conversion of any stock option, convertible security, warrant or other right (a “Presently Exercisable” security). Including those shares in the table does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.
(2)	Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of Common Stock listed as owned by that person or entity.
(3)	A total of 63,601,276 shares of Common Stock are considered to be outstanding on December 22, 2009. For each beneficial owner above, any Presently Exercisable securities of such beneficial owner have been included in the denominator, pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(4)	On May 29, 2008, Mr. Li was granted an option to purchase 1,080,000 shares of Common Stock at an exercise price of $4.18, the average closing price of the five trading days preceding May 29, 2008. The option is subject to a three-year vesting schedule, with the first 1/12 vesting on the last day of the full fiscal quarter following the date of grant (September 30, 2008), and the remaining 11/12 vesting in eleven equal installments on the last day of each following fiscal quarter. On June 22, 2009, Mr. Li was also granted 500,000 restricted shares of the Common Stock, under the Stock Option Plan. The restricted stock is subject to a five-year vesting schedule. It vests in twenty equal quarterly installments on the first day of each fiscal quarter beginning on October 1, 2009. Mr. Li is also a party to an Escrow Agreement pursuant to which he agreed to place 2,179,550 shares of Common Stock into escrow as “make good shares” for the benefit of the new investors relating to the share issuance in January 2005 in the event we fail to satisfy certain “performance thresholds”, as defined in the Escrow Agreement for the fiscal years ending September 30, 2005 and 2006. Our previously reported net income for the fiscal year ended September 30, 2005 exceeded the “performance threshold” for such period; accordingly, 1,089,775 of the shares placed in escrow by Mr. Li were released to Mr. Li. Because the recognition of a compensation charge in connection with the release of the escrowed shares back to Mr. Li would cause our net income for fiscal year 2005 to fall below $12.0 million, and based on Mr. Li’s understanding that the investors in the January 2005 share issuance would therefore become entitled to the 1,089,775 shares released to him, Mr. Li undertook to transfer those shares to such investors on a pro rata basis. Notwithstanding this undertaking, however, the 1,089,775 shares were not delivered to such investors. Pursuant to the Li Settlement Agreement, Mr. Li agreed to deliver the 1,089,775 shares to BAK International; BAK International in turn agreed to deliver the shares to the Company. Upon receipt of these shares, the Company agreed to release all claims and causes of action against Mr. Li and certain other persons regarding the shares. In November 2007, the 1,089,775 shares were delivered to the Company. Under the terms of the Li Settlement Agreement, the Company was also authorized to commence negotiations with the investors who participated in the Company’s January 2005 private placement in order to achieve a complete settlement of BAK International’s obligations (and the Company’s obligations to the extent it has any) under the applicable agreements with such investors. Beginning on March 13, 2008, the Company entered into settlement agreements with certain investors in the January 2005 private placement. Pursuant to the settlement agreements, the Company and such investors have agreed, without any admission of liability, to a settlement and mutual releases from all claims relating to the January 2005 private placement, including all claims relating to the 1,089,775 “make good shares” of Common Stock that had been placed into escrow by Mr. Li, in connection with the January 2005 private placement, as well as all claims, including claims for liquidated damages, relating to registration rights granted in connection with the January 2005 private placement. Pursuant to the settlement agreements, we have made settlement payments to each of the settling investors of a number of shares of Common Stock equal to 50% of the number of “make good shares” such investor had claimed. Aggregate settlement payments amounted to 368,745 shares as of September 30, 2009, all of which were issued in the fiscal year ended September 30, 2008. Share payments to date have been made in reliance upon the exemptions from registration provided by Section 4(2) and/or other applicable provisions of the Securities Act of 1933, as amended. In accordance with the settlement agreements, we filed a registration statement covering the resale of such shares, which was declared effective by the SEC on June 26, 2008. The shares listed under Mr. Li in this table do not include the 1,089,775 shares that were delivered to the Company as described in this Proxy Statement. Mr. Li is also a party to a guarantee agreement under which certain of his shares of Common Stock secure a long-term loan agreement entered into by Shenzhen BAK with China Development Bank. Such shares had previously been subject to a pledge in favor of Shenzhen Development Bank which was released by Shenzhen Development Bank on August 25, 2006.
(5)	Dr. Mao was granted an option to purchase 200,000 shares of Common Stock on May 16, 2005, at a price of $6.25 per share, 40% of which vested on July 1, 2007, an additional 30% of which vested on January 1, 2008, and the final 30% of which vested on July 1, 2008. On January 28, 2008, Dr. Mao was granted an option to purchase an additional 200,000 shares of Common Stock at a price of $4.30 per share. The option vests and becomes exercisable in 12 installments over a three-year period as follows: the first 16,667 shares on April 28, 2008, an additional 16,667 shares each three months thereafter beginning on July 28, 2008, through October 28, 2010, and the final 16,663 shares on January 28, 2011.
(6)	On May 12, 2006, Mr. Goodner was granted 5,000 shares of restricted Common Stock. On June 25, 2007, each of Dr. Budd and Mr. Zhang were granted 5,000 shares of restricted Common Stock. On July 17, 2007, Mr. Goodner was granted an additional 5,000 shares of restricted Common Stock. The restricted Common Stock granted to each director was subject to a one-year vesting schedule, with unvested shares being subject to limitations on transfer and forfeiture provisions. The first 25% of the restricted shares vested on the applicable grant date, and the remaining 75% vested in three equal installments on the last day of each subsequent calendar quarter. On August 6, 2008, each of Dr. Budd, Mr. Zhang, and Mr. Goodner was granted an additional 5,000 shares of restricted Common Stock on the same terms as those governing the May 12, 2006, June 25, 2007 and July 17, 2007 grants. On June 26, 2009, each of Dr. Budd, Mr. Zhang, and Mr. Goodner was granted an additional 5,000 shares of restricted Common Stock on the same terms as those governing the May 12, 2006, June 25, 2007, July 17, 2007, and August 6, 2008 grants.
(7)	On June 25, 2007, Mr. Shen was granted an option to purchase 80,000 shares of Common Stock at a price of $3.35 per share. The option vests over two years, with 10,000 shares vesting on the last day of each fiscal quarter following the grant date, with the first vesting date occurring on June 30, 2007. On January 28, 2008, Mr. Shen was granted an option to purchase 120,000 shares of Common Stock at a price of $4.30 per share. The option vests and becomes exercisable over a three-year period with the option vesting and becoming exercisable as to 1/12 of the total shares every three months beginning on April 28, 2008.
(8)	On June 25, 2007, Mr. Broom was granted an option to purchase 100,000 shares of Common Stock at a price of $3.268 per share. The option vests over four years, with 25,000 shares vesting on July 1 of each year and with the first vesting date occurring on July 1, 2008. On January 28, 2008, Mr. Broom was granted an option to purchase 40,000 shares of Common Stock at a price of $4.30 per share. The option vests and becomes exercisable in 12 installments over a three-year period as follows: the first 3,334 shares on April 28, 2008, an additional 3,334 shares each three months thereafter beginning on July 28, 2008, through October 28, 2010, and the final 3,326 shares on January 28, 2011.

Changes in Control

There are no arrangements known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

Interest of Officers and Directors in Matters to Be Acted Upon

None of the Company’s officers or directors since the beginning of the last fiscal year, or any of their associates, have any interest in any of the matters to be acted upon, except to the extent that a director is named as a nominee for election to the Board of Directors.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information about the securities authorized for issuance under our Stock Option Plan as of September 30, 2009. Options exercisable for 5,393,405 of the securities shown in column (a) below were granted under our Stock Option Plan before the effectiveness of the required stockholder approval.

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, restricted stock, warrants and rights (a)		Weighted-average exercise price of outstanding options, restricted stock, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	5,393,405	(1)	$3.19	1,010,306	(1)
Equity compensation plans not approved by security holders	—		—	—
Total	5,393,405	(1)	$3.19	1,010,306	(1)

(1)	We granted options to purchase a total of 2,000,000 shares of common stock in May 2005. Of these options, options in respect of 170,000 shares of common stock were cancelled as of October 1, 2005. In the fiscal quarter ended September 30, 2007, options to purchase 30,000 shares of our common stock were cancelled. In each case, the holders of the options terminated their employment with us. On September 22, 2006, the Compensation Committee approved the form of Termination and Release Agreement for cancellation of 1,400,000 shares of stock options granted to the optionees who are residents of the People’s Republic of China (sometimes referred to as the “PRC” or “China”). The Compensation Committee also consented to adopt the terms and provisions of the form of Restricted Stock Grant Agreement for the issuance of restricted shares and met during the first quarter of fiscal year 2007 to determine an appropriate number of shares of restricted stock that would be granted to these optionees under the Plan (the “Replacement Awards”). The fair value of the Replacement Awards to be granted to each optionee would approximate that of the stock options given up by each optionee. The Replacement Awards would be classified as liability-classified awards until such time that the number of shares was determined. On September 28, 2006, options to purchase a total of 1,400,000 shares of our common stock were cancelled pursuant to termination and release agreements signed on that day. On

December 26, 2006, pursuant to the restricted stock grant agreements signed between the Company and the respective optionees and based on the closing market price of the Company’s listed common stock on that day, a total of 914,994 shares of restricted stock were granted as Replacement Awards to the employees who gave up their stock options and continued to be employed by the Company on that date pursuant to restricted stock grant agreements. The fair value of the Replacement Awards granted to each optionee approximated that of such employee’s terminated stock options. The Compensation Committee ratified such grants on January 15, 2007. On June 25, 2007, the Company also issued 1,501,500 options to 111 employees pursuant to the Stock Option Plan. In accordance with the vesting provisions of the grants, the options were to become vested and exercisable during the period from June 30, 2007 to February 9, 2012 according to each employee’s respective agreement. On January 28, 2008, the Company also issued options to purchase 360,000 shares of our common stock to three executive officers pursuant to the Stock Option Plan. In accordance with the vesting provisions of the grants, each option vests and becomes exercisable over a three-year period with the option vesting and becoming exercisable as to 1/12 (or approximately 1/12) of the total shares every three months beginning on April 28, 2008. The expiration date of each option is January 28, 2013. In addition, on May 29, 2008, the Company conditionally granted Mr. Xiangqian Li an option to purchase 1,080,000 shares of our common stock under the Stock Option Plan. The issuance of the option was subject to shareholder approval of the amendment of the Stock Option Plan to increase the number of shares available for issuance thereunder. Subsequently, an amendment increasing the maximum number of shares of common stock that may be issued and sold under the Stock Option Plan from 4,000,000 to 8,000,000 was approved at the annual shareholders meeting of the Company held on July 28, 2008, and ratified by the Compensation Committee on August 22, 2008. On June 22, 2009, the Company issued 1,928,200 options to 135 employees pursuant to the Stock Option Plan. On June 26, 2009, the Company also issued 75,000 options to one employee pursuant to the Stock Option Plan. In accordance with the vesting provisions of the grants, the options will vest over five years in twenty equal quarterly installments on the first day of each fiscal quarter beginning on October 1, 2009. The Options shall expire on June 25, 2016 or, in the event of the optionee’s termination of service as an employee, director, or advisor of the Company, on such earlier date as may be provided in the Stock Option Plan. The material terms of our Stock Option Plan are summarized below.

Option Grants In the Last Fiscal Year

We granted options to our executive officers under our Stock Option Plan in the fiscal years of 2007 and 2008. We did not grant any options to our executive officers in fiscal year 2009.

Stock Option Plan

On May 16, 2005, our board of directors adopted the Stock Option Plan, which was later approved by our shareholders and became effective May 12, 2006. On July 28, 2008, our shareholders approved certain amendments to the Stock Option Plan. On August 22, 2008, our Compensation Committee, as the committee designated by our board of directors to administer the Stock Option Plan, ratified these amendments to the Stock Option Plan. Under the Stock Option Plan, as amended, our board of directors is authorized to grant to our employees, non-employee directors and advisors nonqualified stock options, enabling them to purchase up to 8,000,000 shares of our common stock. The exercise price of options granted pursuant to the Stock Option Plan must be at least equal to the fair market value of our common stock on the date of the grant. Fair market value is determined at the discretion of the committee (described below) on the basis of reported sales prices for the Company’s common stock over a ten business day period ending on the grant date.

Types of Awards.  We may grant the following types of awards under our Stock Option Plan:

•	non-qualified stock options
•	restricted stock

Plan Administration.  A committee designated by our board of directors administers our Stock Option Plan. The committee has the sole discretion and authority to determine the eligibility, the number of underlying shares, as well as other terms and conditions of each grant. The committee also has the right to interpret, amend or modify each option agreement or restricted stock grant agreement and to remove any restrictions or conditions applicable to any options or restricted stock. A majority of the members constituting the committee will be sufficient to make decisions regarding matters related to the Stock Option Plan.

Dividends and other distribution paid on or in respect of any shares of restricted stock may be paid directly to the participant or may be invested in additional shares of restricted stock as determined by the committee in its sole discretion.

Acceleration of Options upon Corporate Transactions.  The outstanding options will accelerate upon occurrence of a change-of-control corporate transaction or sale of all or substantially all of assets in liquidation or dissolution of our company. In such event, each outstanding option will become fully vested and immediately exercisable, subject to the final determination of the committee. However, the outstanding options will not accelerate if the successor entity assumes our outstanding options or replace them with a cash incentive program that preserves the spread existing at the time of such corporate action and provides for the subsequent payout in accordance with the same vesting schedule applicable to our options.

Automatic Acceleration.  At the time of grant or while the options are outstanding, the committee has discretion to allow automatic acceleration of one or more options upon occurrence of a change-of-control corporate transaction, whether or not our options are assumed or replaced by the successor entity. In addition, the committee may allow automatic acceleration for options if the holder’s service is terminated involuntarily within 18 months after the effectiveness of such corporate transaction.

Option Agreement.  Options granted under our Stock Option Plan are evidenced by a non-qualified stock option agreement that sets forth the terms, conditions and limitations for the options granted, including the exercise price, duration of the options and the vesting schedule.

Termination of Employment, Death and Disability.  In the event of termination of services other than for death, disability or misconduct, the unvested portion of the options shall immediately terminate and cease to remain outstanding. If an option holder dies or ceases to provide services to us due to permanent disability, his or her options will become fully exercisable and will remain valid for exercise for a year. If an option holder ceases to provide services to us due to his or her misconduct, all the options held by such person shall immediately terminate, whether vested or unvested.

Market Stand-Off.  In case of a public offering pursuant to a registration statement filed under the Securities Act, holders of our options may not sell, hypothecate, pledge or otherwise transfer for value or dispose of any shares acquired upon exercise of an option granted under our Stock Option Plan without the prior written consent of us and the underwriters. In event of a public offering, the market stand-off of the shares acquired upon exercise of an option shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be required to execute such agreement as we or underwriter request in connection with the market stand-off.

Transferability of Options.  The options granted under our Stock Option Plan may not be transferred other than by will or operation of laws, except as otherwise agreed by the committee.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. It selects the Company’s executive officers, delegates authority for the conduct of the Company’s day-to-day operations to those officers, and monitors their performance. Members of the Board are kept informed of the Company’s business by participating in Board and Committee meetings, by reviewing analyses and reports, and through discussions with the Chairman and other officers.

Effective December 8, 2006, Article V of our articles of incorporation was amended so that the number of our directors shall be determined in accordance with our Bylaws instead of in accordance with provisions contained in our articles of incorporation. There are currently five directors serving on the Board. At the Annual Meeting, five directors will be elected, each to hold office until the next Annual Meeting of Stockholders or his or her earlier death or resignation or until his or her successor, if any, is elected or appointed. The individuals who have been nominated for election to the Board at the Annual Meeting are listed in the table below. Each of the nominees is a current director of the Company.

If, as a result of circumstances not now known or foreseen, any of the nominees is unavailable to serve as a nominee for the office of Director at the time of the Annual Meeting, the holders of the proxies solicited by this Proxy Statement may vote those proxies either (i) for the election of a substitute nominee who will be designated by the proxy holders or by the present Board or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve, if elected as a Director. The five nominees for election as directors are uncontested. In uncontested elections, directors are elected by majority of the votes cast at the meeting. Proxies will be voted for the election of the nominees listed below, unless they are marked otherwise.

Director Selection

There have been no material changes to the procedures by which shareholders may recommend nominees to our board of directors since such procedures were last disclosed. As provided in its Charter, the Nominating and Corporate Governance Committee of the Company’s Board is responsible for identifying individuals qualified to become Board members and recommending to the Board nominees for election as directors. The Nominating and Corporate Governance Committee considers recommendations for director nominees, including those submitted by the Company’s stockholders, on the bases described below. Stockholders may recommend nominees by writing to the Nominating and Corporate Governance Committee c/o the Secretary at BAK Industrial Park, No. 1 BAK Street, Kuichong Town, Longgang District, Shenzhen, 518119, People’s Republic of China; via email at IR@bak.com.cn; or via fax at (+86) 755-89770527. Stockholder recommendations will be promptly provided to the chairman of the Nominating and Corporate Governance Committee. To be considered by the Nominating and Corporate Governance Committee for inclusion in the proxy for the 2011 annual meeting, recommendations must be received by the Secretary of the Company not later than the close of business on September 30, 2010 or, if the date of the 2011 annual meeting has been changed by more than 30 days from the date of this year’s meeting, by no later than 30 days prior to the date of printing and mailing our material for the annual meeting.

In identifying and evaluating nominees, the Nominating and Corporate Governance Committee may consult with the other Board members, management, consultants, and other individuals likely to possess an understanding of the Company’s business and knowledge of suitable candidates. In making its recommendations, the Nominating and Corporate Governance Committee assesses the requisite skills and qualifications of nominees and the composition of the Board as a whole in the context of the Board’s criteria and needs. In evaluating the suitability of individual Board members, the Nominating and Corporate Governance Committee may take into account many factors, including general understanding of marketing, finance and other disciplines relevant to the success of a publicly traded company in today’s business environment; understanding of the Company’s business and technology; the international nature of the Company’s operations; educational and professional background; and personal accomplishment. The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. The Nominating and Corporate Governance Committee also ensures that a majority of nominees would be “independent directors” as defined under the applicable rules of the SEC and The NASDAQ Stock Market LLC (“NASDAQ”). The Nominating and Corporate Governance Committee does not believe that any specific minimum qualifications, qualities or skills are required for nominees, whether nominated by the Committee or by a stockholder.

The Board of Directors recommends a vote FOR the election of the nominees listed below.

NOMINEES

The names, the positions with the Company and the ages as of the Record Date of the individuals who are our nominees for election as directors are:

Name	Age	Position/s	Director Since
Xiangqian Li	41	Chairman, President and Chief Executive Officer	January 2005
Huanyu Mao	58	Director, Chief Technology Officer	May 2006
Richard B. Goodner	64	Director	May 2006
Charlene Spoede Budd	71	Director	June 2007
Chunzhi Zhang	47	Director	June 2007

For information as to the shares of the Common Stock held by each nominee, see “Securities Ownership of Certain Beneficial Owners and Management,” which starts on page 4 of this Proxy Statement.

The following are biographical summaries for our nominees for election as directors:

Xiangqian Li has served as the chairman of our board, our president and chief executive officer since January 20, 2005. He has been a director of BAK International Limited, our Hong Kong incorporated subsidiary, since November 2004. Mr. Li is the founder and has served as the chairman of the board of Shenzhen BAK, our wholly owned subsidiary, since its inception in August 2001, and served as Shenzhen BAK’s general manager since December 2003. From June 2001 to June 2003, Mr. Li was the chairman of Huaran Technology Co., Ltd., a PRC-incorporated company engaged in the car audio business. Mr. Li received a bachelor’s degree in thermal energy and power engineering from the Lanzhou Railway Institute, China and a doctorate degree in quantitative economics from Jilin University in China.

Huanyu Mao has served as a director of the Company since May 12, 2006. He has also served as our chief technology officer since January 20, 2005 and as our chief operating officer from June 30, 2005 to February 24, 2009. Dr. Mao has served as the general manager of BAK International (Tianjin) Limited since January 4, 2009. Dr. Mao has been the chief scientist of Shenzhen BAK since September 2004. Prior to joining us, between 1997 and September 2004, Dr. Mao was the chief technology officer of Tianjin Lishen, a leading battery manufacturer in China. Dr. Mao pioneered core technologies on lithium-ion battery before its commercialization in 1992 and was the inventor under seven U.S. patents relating to lithium-ion technology. Dr. Mao received a doctorate degree in electrochemistry from Memorial University of Newfoundland, Canada where he focused on conductive polymers.

Richard B. Goodner has served as our director since May 12, 2006. Since June 2003, Mr. Goodner has served as the vice president for legal affairs and general counsel for U.S. Home Systems, Inc., a public company listed on the Nasdaq Global Market. From 1997 to 2003, Mr. Goodner was a partner in the law firm of Jackson Walker L.L.P. Mr. Goodner holds a bachelor of arts degree in economics from Eastern New Mexico University and a law degree from Southern Methodist University.

Charlene Spoede Budd, PhD, CPA, CMA, CFM, PMP, has served as our director since June 25, 2007. Dr. Budd is Professor Emeritus of Accounting at Baylor University, where she was a professor and Emerson O. Henke Chair of Accounting from 1993 through 2005, and where she has taught business classes since 1973. She received her PhD in business administration from The University of Texas-Austin and her MBA and undergraduate degrees from Baylor University. She holds certifications as a CPA, CMA, CFM, PMP, and in all six professional categories of the theory of constraints. Dr. Budd has served as a member or Chair of the Business Environment & Content Subcommittee of the American Institute of Certified Public Accountants (AICPA) from 2002 to 2008 and has been the Chair, Finance & Metrics (F&M) Committee of the Theory of Constraints International Certification Organization (TOC-ICO) from 2005 to the present. Her latest portfolio/book is Internal Reporting and Improvement Initiatives, Bureau of National Affairs (BNA), Washington, D.C., 2007., and A Practical Guide to Earned Value Project Management, Second Edition, Management Concepts, Vienna, Virginia, forthcoming, 2010.

Chunzhi Zhang has served as our director since June 25, 2007. Since mid-2005, Mr. Zhang has served as General Manager of AASTOCKS.com, Ltd., Shenzhen Branch, an online stock investment service operating in China. From 2003 through mid-2005, Mr. Zhang served as General Manager of Shenzhen Sharemax Management Co., Ltd, where he was involved in brokerage of Hong Kong-listed stocks, asset management and managing venture capital projects. From 1998 through 2003, Mr. Zhang served as General Manager of Haixing Security Brokage Co., Ltd, Shenzhen Branch, involved in securities trading and asset management. Prior to joining Haixing Security Brokerage, from 1985 through 1996, Mr. Zhang served as Manager in Hong Kong for China Resources Holding Co., Ltd., an import/export company. Mr. Zhang received his bachelor degree in Economy from Jilin University in 1985.

Each director holds office until the earlier of his or her death, resignation, removal from office by the stockholders, or his or her respective successor is duly elected and qualified. There are no arrangements or understandings between any of our nominees or directors and any other person pursuant to which any of our nominees or directors have been selected for their respective positions. No nominee or director is related to any executive officer or any other nominee or director.

No director of the Company is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. There are no family relationships among our directors or officers.

None of our directors or nominees has been subject to any legal proceedings in the past five years that are material to an evaluation of his or her ability and/or integrity to serve as one of our directors.

Director Independence

Our Board has determined that each of our non-employee directors, Mr. Goodner, Dr. Budd, and Mr. Zhang, is an “independent director” as defined by the applicable rules of the SEC and NASDAQ. Each of our non-employee directors serves on the Board’s committees, and therefore all of the members of our board committees are independent as defined under the NASDAQ listing standards and by the SEC. There were and are no transactions, relationships or arrangements not otherwise disclosed in this Proxy Statement that were considered by the Board of Directors under the applicable independence definitions in determining that each of these directors is independent.

COMMITTEES OF THE BOARD OF DIRECTORS

Committees and Meetings

Our Board currently has three standing Committees which, pursuant to delegated authority, perform various duties on behalf of and report to the Board: (i) Audit Committee, (ii) Compensation Committee and (iii) Nominating and Corporate Governance Committee. Each of the three standing Committees is comprised entirely of independent directors as that term is defined under the NASDAQ listing standards applicable to each of these committees. From time to time, the Board may establish other committees.

During the fiscal year ended September 30, 2009, the Board held a total of eight meetings. Each director attended 100% of the total number of meetings of the Board and 100% of the meetings of all Committees on which he or she served. We do not have a policy requiring Board members to attend the annual meeting of our stockholders. All five members of the Board attended our 2009 annual meeting of stockholders.

Each of the Charters of our Audit, Compensation and Nominating and Corporate Governance Committees contains a definition for determining whether members of the respective Committee are independent for purposes of that committee. Current copies of these Charters are posted on our Internet website at www.bak.com.cn.

Audit Committee

During the fiscal year ended September 30, 2009, our Audit Committee consisted of our directors Richard B. Goodner, Charlene Spoede Budd and Chunzhi Zhang. Pursuant to the determination of our Board of Directors, Dr. Budd served as the chair of the Audit Committee and as our Audit Committee financial expert as that term is defined by the applicable SEC rules. Each director who has served or is serving on our Audit Committee was or is “independent” as that term is defined under the NASDAQ listing standards for Audit Committee members at all times during their service on such Committee.

The Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Exchange Act, oversees our accounting and financial reporting processes and the audits of the financial statements of our company. During the fiscal year ended September 30, 2009, the Audit Committee held six meetings, in compliance with its Charter. The Audit Committee is responsible for, among other things:

•	selecting our independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors;
•	reviewing with our independent auditors any audit problems or difficulties and management’s response;
•	reviewing and approving certain proposed related-party transactions, as defined in Item 404 of SEC Regulation S-K;
•	discussing the annual audited financial statements with management and our independent auditors;
•	reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of significant internal control deficiencies;
•	annually reviewing and reassessing the adequacy of our Audit Committee Charter;
•	such other matters that are specifically delegated to our Audit Committee by our Board from time to time;
•	meeting separately and periodically with management and our internal and independent auditors; and
•	reporting regularly to the full Board.

Compensation Committee

During the fiscal year ended September 30, 2009, our Compensation Committee consisted of our directors Richard B. Goodner, Charlene Spoede Budd and Chunzhi Zhang, with Mr. Zhang as chair of the Compensation Committee. Each director who has served or is serving on our Compensation Committee was or is “independent” as that term is defined under the NASDAQ listing standards at all times during their service on such Committee.

Our Compensation Committee assists the Board in reviewing and approving the compensation structure of our directors and executive officers, including all forms of compensation to be provided to our directors and executive officers. Our chief executive officer may not be present at any Committee meeting during which his compensation is deliberated. The Compensation Committee is permitted to delegate its authority in accordance with Nevada law unless prohibited by the Company’s Bylaws or the Compensation Committee Charter. The Compensation Committee held three meetings during the fiscal year ended September 30, 2009, in compliance with its Charter.

The Compensation Committee is responsible for, among other things:

•	Determining the compensation package for our executive officers (other than our chief executive officer);
•	reviewing and making recommendations to the Board with respect to the compensation of our directors and chief executive officer;
•	reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;
•	evaluating the performance of our chief executive officer in light of those goals and objectives, and recommending the compensation level of our chief executive officer based on this evaluation;
•	reviewing periodically and making recommendations to the Board regarding any long-term incentive compensation or equity plans, programs or similar arrangements; and

•	reviewing and approving any employment agreements, retirement agreements, severance arrangements, change-in-control arrangements or special or supplemental employee benefits and any material amendments to the foregoing, applicable to executive officers, including the Chief Executive Officer.

The Compensation Committee may delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. The Compensation Committee also has the authority and sole discretion to retain compensation consultants as it deems necessary.

The Chief Executive Officer makes recommendations concerning the performance and compensation of the Company’s other executive officers. The Committee oversees these recommendations and makes final determinations as to the other executive officers’ compensation.

Compensation Committee Interlocks and Insider Participation

Richard B. Goodner, Charlene Spoede Budd, and Chunzhi Zhang served on the Compensation Committee during the fiscal year ended September 30, 2009. None of them was an employee, an officer, or former officer of the Company. No member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of SEC Regulation S-K during the fiscal year ended September 30, 2009. None of our executive officers has served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on our Board or Compensation Committee.

Nominating and Corporate Governance Committee

During the fiscal year ended September 30, 2009, our Nominating and Corporate Governance Committee consisted of our directors Richard B. Goodner, Charlene Spoede Budd and Chunzhi Zhang. Mr. Goodner served as chair of this Committee. Each director who has served or is serving on our Nominating and Corporate Governance Committee was or is “independent” as that term is defined under the NASDAQ listing standards at all times during their service on such Committee.

The Nominating and Corporate Governance Committee assists the Board in identifying individuals qualified to become our directors and in determining the composition of the Board and its committees. The Nominating and Corporate Governance Committee is required under its Charter to meet twice a year, but met only once during the fiscal year ended September 30, 2009 because the members of this committee determined that one meeting was sufficient to carry out the committee’s responsibilities. The Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying and recommending to the Board nominees for election or re-election to the Board, or for appointment to fill any vacancy;
•	reviewing annually with the Board the current composition of the Board in light of the characteristics of independence, business experience, and specific areas of expertise;
•	identifying and recommending to the Board the directors to serve as members of the Board’s committees; and
•	monitoring compliance with our Code of Business Ethics and Conduct.

Code of Business Ethics and Conduct

We have adopted a Code of Business Ethics and Conduct relating to the conduct of our business by our employees, officers and directors. We intend to maintain the highest standards of ethical business practices and compliance with all laws and regulations applicable to our business, including those relating to doing business outside the United States. During the fiscal year ended September 30, 2009, there were no amendments to or waivers of our Code of Business Ethics and Conduct. If we effect an amendment to, or waiver from, a provision of our Code of Business Ethics and Conduct, we intend to satisfy our disclosure requirements by posting a description of such amendment or waiver on our Internet website at www.bak.com.cn or via a current report on Form 8-K. A current copy of our Code of Business Ethics and Conduct is posted on our Internet website at www.bak.com.cn.

REPORT OF THE AUDIT COMMITTEE
FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2009

The Audit Committee of the Board is comprised of three non-employee Directors, each of whom has been determined by the Board to be “independent” under the meaning of Rule 10A-3(b)(1) under the Exchange Act. Dr. Budd, the chair of the Audit Committee, is an “audit committee financial expert” within the meaning of Item 407(d)(5)(ii) of SEC Regulation S-K. The Audit Committee assists the Board’s oversight of the integrity of the Company’s financial reports, compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, the audit process, and internal controls. The Audit Committee operates pursuant to a written Charter adopted by the Board. The Audit Committee is responsible for overseeing the corporate accounting and financial reporting practices, recommending the selection of the Company’s registered public accounting firm, reviewing the extent of non-audit services to be performed by the auditors, and reviewing the disclosures made in the Company’s periodic financial reports. The Audit Committee also reviews and recommends to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

During fiscal year 2009, the Audit Committee (1) reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2009, with Company management; (2) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the PCAOB in Rule 3200T; and (3) received the written disclosures and the letters from the independent accountants required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent accountants their independence.

Based on the review and discussions referred to above, the Audit Committee had recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009 for filing with the SEC.

/s/ The Audit Committee Charlene Spoede Budd, Chair Richard B. Goodner Chunzhi Zhang

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

Our executive compensation philosophy is to align the interests of executive management with stockholder interests and with our business strategy and success, through an integrated executive compensation program that considers short-term performance, the achievement of long-range strategic goals and growth in total stockholder value. The key elements of our executive compensation philosophy are competitive base salary, annual incentive opportunities and equity participation. Our aggregate compensation package is designed to attract and retain individuals critical to the long-term success of the Company, to motivate these persons to perform at their highest levels, and to reward exceptional performance.

The compensation of our executive officers is determined by the Compensation Committee of the Board, except that the entire Board makes the final determination as to the compensation of our Chief Executive Officer. The Chief Executive Officer reviews and revises compensation proposals prepared by Human Resources and presents his recommendations to the Compensation Committee for the Committee’s ultimate review and approval. The Chief Executive Officer does not participate in Compensation Committee meetings and is not involved in decisions relating to his own compensation.

Elements of Compensation

Base Salary.  Base salary levels for executive officers are set forth in their individual employment agreements, and are reflected in the Summary Compensation Table below under the heading “Executive Compensation”. The Compensation Committee considered the total compensation paid by other manufacturing companies in Shenzhen, China to persons holding equivalent positions in setting base salary levels. However, the Compensation Committee did not conduct a peer group compensation analysis or target any particular compensation level in establishing the base salaries for named executive officers.

Mr. Broom’s fiscal year 2009 salary is considerably higher than the salary of the other named executive officers because of the Company’s desire to attract executives headquartered in North America with appropriate experience. In setting Mr. Broom’s salary, the Compensation Committee considered Mr. Broom’s twenty-five years of experience in the Li-ion battery industry as well as the level of compensation Mr. Broom received from his previous employer.

The Compensation Committee believes that any increases in base salary should be based upon a favorable evaluation of individual performance relative to individual goals, the functioning of the executive’s team within the corporate structure, success in furthering corporate strategy and goals, individual management skills and responsibilities, demonstrated loyalty, and the Company’s commitment to attract and retain executives. We expect that our Compensation Committee will reward superior individual and company performance with commensurate cash and other compensation. The Compensation Committee did not increase base salary during fiscal year 2009 because of our net loss for fiscal year 2009. Salary will next be reviewed when the Compensation Committee deems appropriate, but the Compensation Committee will not review salary more frequently than on an annual basis.

Bonuses.  Executives are eligible to receive a discretionary bonus pursuant to the terms of their respective employment agreements. However, in fiscal 2009 we did not set any performance targets and no discretionary bonuses were paid because the Company’s performance did not meet the management’s total satisfaction. If our Compensation Committee determines to do so in the future, bonuses may be paid on an ad hoc basis to recognize superior performance. If the Compensation Committee determines to provide bonus compensation as a regular part of our executive compensation package, it will establish performance goals for each of the executive officers and maximum bonuses that may be earned upon attainment of such performance goals.

Equity Incentives.  Named executive officers are eligible for equity awards in the form of stock options and restricted stock under our Stock Option Plan. Equity awards are granted at the discretion of the Compensation Committee. The size of an award to any individual, including named executive officers, depends on individual performance, salary level and competitive data, and the impact that such employee’s productivity may have on shareholder value over time. In addition, in determining the number of stock options or shares of restricted stock granted to each named executive officer, the Compensation Committee considers the future benefits potentially available to the named executive officers from existing awards. The number of options or restricted shares granted depend in part on the total number of unvested options and restricted shares deemed necessary to provide an incentive to that individual to remain with the Company for the long-term.

In fiscal year 2009, with the goals of aligning the interest of the Company and our employees, retaining superior personnel for positions of substantial responsibility, and promoting the growth and prosperity of the Company, the compensation committee granted 500,000 shares of restricted stock to Mr. Li in connection with his employment with the Company. The restricted stock granted to Mr. Li is reflected in the Grants of Plan-Based Awards Table below.

We have no program, plan or practice of granting equity awards that coincide with the release by the Company of material non-public information.

We seek to further align management and shareholder interests by giving to executives an equity interest in our company, the value of which depends upon stock performance. The Committee believes that using restricted stock as part of the overall equity awards program better aligns the interest of management and shareholders as restricted stock closely replicates the economic characteristics of capital stock.

Retirement Benefits.  Currently, we do not provide any company-sponsored retirement benefits or deferred compensation programs to any employee, including the named executive officers (other than a mandatory state pension scheme in which all of our employees in China participate) because it is not customary to provide such benefits and programs in China.

Perquisites.  Historically, we have provided our named executive officers with minimal perquisites and other personal benefits that we believe are reasonable, such as company car-related benefits. We do not view perquisites as a significant element of compensation, but do believe they can be useful in attracting, motivating and retaining the executive talent for which we compete.

REPORT OF THE COMPENSATION COMMITTEE
FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2009

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

/s/ The Compensation Committee Chunzhi Zhang, Chair Charlene Spoede Budd Richard B. Goodner

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information regarding the compensation for each person serving as a principal executive officer or a principal financial officer of the Company during the year ended September 30, 2009, and the other most highly compensated officers during that period whose compensation exceeded $100,000.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)		Total ($)
Xiangqian Li, President, Chief Executive Officer	2009	35,199	1,405,000	—		1,440,199
	2008	35,199	—	769,324		804,523
	2007	31,953	—	—		31,953
Tony Shen, Chief Financial Officer	2009	28,160	—	—		28,160
	2008	28,160	—	298,977		327,137
	2007	8,521	—	74,095		82,616
Huanyu Mao	2009	31,679	—	—		31,679
	2008	31,679	—	452,470		484,149
	2007	27,655	—	257,391	(2)	319,855
Kenneth G. Broom	2009	221,145	—	—		221,145
	2008	247,775	—	206,195		453,970
	2007	186,904	—	12,913		199,817

(1)	The amounts represented in the stock and option awards columns reflect the compensation expense recognized by the Company in fiscal year 2009 determined pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123(R)”), as superseded by SFAS No. 168 “The FASB Accounting Standards CodificationTM and the Hierarchy of Generally Accepted Accounting Principles, a replacement of FASB Statement No. 162” (“SFAS No. 168”), as superseded by The FASB Accounting Standards CodificationTM (“ASC”), now included in ASC Topic 718 (“ASC 718”), and no forfeitures are assumed. The assumptions used to calculate the value of option and restricted stock awards are set forth under Note 20 of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the fiscal year ended September 30, 2009. Also see “Grants of Plan-Based Awards Table” for more detail regarding equity grants to named executive officers in fiscal year 2007.
(2)	This amount reflects the compensation expense recognized by the Company in fiscal year 2007 determined pursuant to SFAS 123(R), as superseded by SFAS No. 168, as superseded by the ASC, now included in ASC 718, related to the May 16, 2005 award of stock options to Dr. Mao.

Summary of Employment Agreements

The base salary shown in the Summary Compensation Table is described in each named executive officer’s respective employment agreement. The material terms of those employment agreements are summarized below.

With the exception of Mssrs. Broom and Shen, the named executive officers entered into the Company’s standard employment agreement. On December 20, 2006, Shenzhen BAK entered into a non-standard employment agreement with Mr. Broom in connection with his employment in Canada as Executive Vice President for BAK Canada Ltd. Mr. Broom’s employment agreement entitles him to a grant of 100,000 stock options, an allowance for monthly car expenses, and the cost of legal representation and indemnification for damages in the event Mr. Broom’s prior employer files any claims or demands against him relating to his employment with the Company. In the event the Company terminates Mr. Broom’s employment without cause prior to the expiration of the minimum two-year term of the agreement, he is entitled to a lump sum payment or salary continuation equal to the amount he would have received had no termination occurred. Neither the Company nor Mr. Broom has incurred any legal costs or damages relating to Mr. Broom’s former employment. The compensation terms of Mr. Broom’s agreement have not changed since his appointment as Chief Operating Officer of the Company.

The Company entered into a standard employment agreement with Mr. Shen on May 13, 2007. In October, 2009, the Company entered into a letter agreement with Mr. Shen which modified certain terms in his employment agreement. The letter agreement requires the Company to provide compensation to Mr. Shen at the contractually agreed upon rate until at least April 25, 2010 and requires sixty days written notice of termination thereafter. In addition, Mr. Shen’s monthly compensation was set at an annual rate of $240,000, payable monthly. In the event the Company terminates Mr. Shen’s employment without cause prior to the expiration of the minimum extension term to April 25, 2010, he is entitled to a lump sum payment or salary continuation equal to the amount he would have received had no termination occurred. The letter agreement also confirmed that the term of Mr. Shen’s contract had been automatically extended through May 13, 2010.

Material Terms of Standard Employment Agreement.  With the exception of Mr. Li, whose employment agreement has a three-year initial term, we entered into employment agreements with two-year initial terms with our named executive officers with standard employment agreements. We entered into the employment agreement with Messrs. Li and Mao on June 30, 2006, and with Mr. Shen on May 13, 2007, and renewed the agreement with Dr. Mao on June 30, 2008. Each of our standard employment agreements is automatically extended by a year at the expiration of the initial term and at the expiration of every one-year extension, until terminated in accordance with the termination provisions of the agreements, which are described below.

Our standard employment agreement permits us to terminate the executive’s employment for cause, at any time, without notice or remuneration, for certain acts of the executive, including but not limited to a conviction or plea of guilty to a felony, negligence or dishonesty to our detriment and failure to perform agreed duties after a reasonable opportunity to cure the failure. An executive may terminate his employment upon one-month written notice if there is a material reduction in his authority, duties and responsibilities or if there is a material reduction in his annual salary before the next annual salary review. Furthermore, we may terminate the executive’s employment at any time without cause by giving a one-month advance written notice to the executive officer. If we terminate the executive’s employment without cause, the executive will be entitled to a termination payment of up to three months of his or her then base salary, approximately $7,039 to $8,800, depending on the length of such executive’s employment with us (except as described above with respect to Mr. Shen’s modified agreement executed in October 2009). Specifically, the executive will receive salary continuation for: (i) one month following a termination effective prior to the first anniversary of the effective date of the employment agreement; (ii) two months following a termination effective prior to the second anniversary of the effective date; and (iii) three months following a termination effective prior to or any time after the third anniversary of the effective date. The employment agreements provide that the executive will not participate in any severance plan, policy, or program of the Company.

Our standard employment agreement contains customary non-competition, confidentiality, and non-disclosure covenants. Each executive officer has agreed to hold, both during and after the employment agreement expires or is earlier terminated, in strict confidence and not to use, except as required in the performance of his duties in connection with the employment, any confidential information, technical data, trade secrets and know-how of our company or the confidential information of any third party, including our affiliated entities and our subsidiaries, received by us. The executive officers have also agreed to disclose in confidence to us all inventions, designs and trade secrets which they conceive, develop or reduce to practice and to assign all right, title and interest in them to us. In addition, each executive officer has agreed to be bound by non-competition restrictions set forth in his or her employment agreement. Specifically, each executive officer has agreed not to, while employed by us and for a period of one year following the termination or expiration of the employment agreement,

•	approach our clients, customers or contacts or other persons or entities, and not to interfere with the business relationship between us and such persons and/or entities;
•	assume employment with or provide services as a director for any of our competitors, or engage in any business which is in direct or indirect competition with our business; or
•	solicit the services of any of our employees.

Grants of Plan-Based Awards For Fiscal Year 2009

The following table sets forth information regarding grants of awards to named executive officers during the year ended September 30, 2009:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Options Awards	Closing Price on Grant Date ($/share)
Xiangqian Li(2)	June 22, 2009	500,000	—	—	$1,405,000	2.81

(1)	Grants under the Stock Option Plan are also described in the Outstanding Equity Awards at Fiscal Year-End Table below.
(2)	Mr. Li was granted 500,000 restricted shares of the Company’s common stock, par value $0.001, under the Stock Option Plan. The restricted stock is subject to a five-year vesting schedule. It vests in twenty equal quarterly installments on the first day of each fiscal quarter beginning on October 1, 2009.

Outstanding Equity Awards at Fiscal Year-End 2009

The following table sets forth the equity awards outstanding at September 30, 2009 for each of the named executive officers.

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Xiangqian Li(1)	450,000	630,000	4.18	May 28, 2013	500,000	2,475,000
Tony Shen(2)	80,000	—	3.35	May 13, 2012
	60,000	60,000	4.30	January 28, 2013
Huanyu Mao(3)	200,000	—	6.25	May 16, 2011
	100,002	99,998	4.30	January 28, 2013
Kenneth G. Broom(4)	20,004	19,996	4.30	January 28, 2013
	50,000	50,000	3.268	July 1, 2013

(1)	Mr. Li was conditionally granted an option to purchase 1,080,000 shares of our common stock on May 29, 2008 under the Stock Option Plan. The issuance of the option was subject to shareholder approval of the amendment of the Stock Option Plan to increase the number of shares available for issuance thereunder. On July 28, 2008, our shareholders approved certain amendments to the Stock Option Plan, including an amendment increasing the total number of shares available for issuance under the Plan from 4,000,000 to 8,000,000. As a result, Mr. Li became entitled to the option. The option is subject to a three-year vesting schedule, with the first 1/12 vesting on the last day of the full fiscal quarter following the date of grant (September 30, 2008), and the remaining 11/12 vesting in eleven equal installments on the last day of each following fiscal quarter. The exercise price, $4.18, is equal to the average closing price of the five trading days preceding May 29, 2008, the date the grant was conditionally approved. The option expires on May 28, 2013. Mr. Li was also granted 500,000 restricted shares of the Company’s common stock, par value $0.001, under the Stock Option Plan. The restricted stock is subject to a five-year vesting schedule. It vests in twenty equal quarterly installments on the first day of each fiscal quarter beginning on October 1, 2009.
(2)	On June 25, 2007, Mr. Shen was granted an option to purchase 80,000 shares of Common Stock at a price of $3.35 per share. The option vests over two years, with 10,000 shares vesting on the last day of each fiscal quarter following the grant date, with the first vesting date occurring on June 30, 2007. On January 28, 2008, Mr. Shen was granted an option to purchase 120,000 shares of Common Stock at a price of $4.30 per share. The option vests and becomes exercisable over a three-year period with the option vesting and becoming exercisable as to 1/12 of the total shares every three months beginning on April 28, 2008.
(3)	Dr. Mao was granted an option to purchase 200,000 shares of Common Stock on May 16, 2005, at a price of $6.25 per share, 40% of which vested on July 1, 2007, an additional 30% of which vested on January 1, 2008, and the final 30% of which vested on July 1, 2008. Any unvested portion of the option is subject to forfeiture if Dr. Mao is no longer employed by the Company. On January 28, 2008, Dr. Mao was granted an option to purchase an additional 200,000 shares of Common Stock at a price of $4.30 per share. The option vests and becomes exercisable in 12 installments over a three-year period as follows: the first 16,667 shares on April 28, 2008, an additional 16,667 shares each three months thereafter beginning on July 28, 2008, through October 28, 2010, and the final 16,663 shares on January 28, 2011.
(4)	On June 25, 2007, Mr. Broom was granted an option to purchase 100,000 shares of Common Stock at a price of $3.268 per share. The option vests over four years, with 25,000 shares vesting on July 1 of each year and with the first vesting date occurring on July 1, 2008. On January 28, 2008, Mr. Broom was granted an option to purchase 40,000 shares of Common Stock at a price of $4.30 per share. The option vests and becomes exercisable in 12 installments over a three-year period as follows: the first 3,334 shares on April 28, 2008, an additional 3,334 shares each three months thereafter beginning on July 28, 2008, through October 28, 2010, and the final 3,326 shares on January 28, 2011.

Option Exercises and Stock Vested — 2009

Although our named executive officers have been granted certain stock options that vested during the year ended September 30, 2009, none of our named executive officers’ stock awards vested during the year ended September 30, 2009. None of our named executive officers exercised options during the year ended September 30, 2009.

Potential Payments upon Termination or Change in Control

We do not have change-in-control or severance agreements with our named executive officers. However, (i) each named executive officer’s employment agreement provides a payment to the named executive officer on account of the Company’s termination of his employment without cause and (ii) the Stock Option Plan provides that all outstanding options will automatically accelerate and become fully exercisable upon a change in control, except to the extent that those options are to be assumed or replaced by the successor company. In addition, the committee administering the Stock Option Plan has the authority to accelerate vesting of the shares of Common Stock subject to outstanding options held by any optionee in connection with the involuntary termination of that individual’s employment within 18 months following a change in control in which the options are assumed or replaced.

The following table reflects amounts payable to our named executive officers (1) assuming their employment was terminated without cause on September 30, 2009 and (2) assuming a change in control on September 30, 2009 or involuntary termination within 18 months of a change in control.

Name	Termination Without Cause ($)		Change in Control(1)($)
Xiangqian Li	8,800	(2)	485,100.00
Tony Shen	7,039	(3)	39,000.00
Huanyu Mao	7,920	(2)	64,998.70
Kenneth G. Broom	61,943	(4)	97,097.40

(1)	Amounts in this column reflect the value of unvested options that would be accelerated upon (i) a change of control if the options are not assumed by the successor corporation and (ii) involuntary termination within 18 months following a change in control in which the named executive officer’s options were assumed or replaced. Amounts are calculated based on (i) the difference between (a) the closing market price of a share of the Company’s common stock on September 30, 2009 and (b) the exercise price per share for an option grant, (ii) multiplied by the number of shares subject to the option grant. There is no acceleration of restricted shares.
(2)	In accordance with their employment agreements, Messrs. Li and Mao, if terminated without cause on the last day of the 2009 fiscal year, would have been entitled to three months of salary continuation.

(3)	In accordance with his employment agreement, Mr. Shen, if terminated without cause on the last day of the 2009 fiscal year, would have been entitled to three months of salary continuation.
(4)	The amount is equal to the amount Mr. Broom would be paid if he continued to be employed for the remainder of the term of his employment agreement.

Compensation of Directors — 2009

Effective May 9, 2006, our shareholders approved the Compensation Plan for Non-Employee Directors. Eligible directors are paid approximately $20,000 annually, except that the director with the additional responsibility of chairing the Audit Committee is paid an additional $5,000 annually, in each case subject to adjustments determined by our Board from time to time. Each independent director is granted 5,000 restricted shares of our common stock for serving as a director.

On June 26, 2009, we issued 5,000 shares of restricted stock to each of Charlene Spoede Budd, Chunzhi Zhang, and Richard B. Goodner as compensation for their services as a director. These restricted shares are subject to a one-year vesting schedule, with the first 25% vesting on the grant date, and the remaining 75% vesting in three installments on the last day of each following full quarter. The first 25% of the restricted shares was issued as fully paid common stock of the Company.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Total ($)
Charlene Spoede Budd	25,000	16,200	(2)	41,200
Chunzhi Zhang	20,000	16,200	(2)	36,200
Richard B. Goodner	20,000	16,200	(2)	36,200

(1)	The amounts represented in the stock awards column reflect the compensation expense recognized by the Company in fiscal year 2009 determined pursuant to SFAS 123(R), as superseded by SFAS No. 168, as superseded by the ASC, now included in ASC 718, and no forfeitures are assumed. The assumptions used to calculate the value of the restricted stock awards are set forth under Note 20 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2009.
(2)	Granted 5,000 shares of our restricted common stock on June 26, 2009.

Dr. Budd received a $25,000 retainer fee because of the added responsibility of serving as the chairperson of our Audit Committee during fiscal year 2009.

We do not maintain a medical, dental or retirement benefits plan for the directors.

We have not compensated, and will not compensate, our non-independent directors, such as Mr. Xiangqian Li and Dr. Huanyu Mao, for serving as our directors, although they are entitled to reimbursements for reasonable expenses incurred in connection with attending our board meetings.

The directors may determine remuneration to be paid to the directors with interested members of the Board refraining from voting. The Compensation Committee will assist the directors in reviewing and approving the compensation structure for the directors.

EXECUTIVE OFFICERS OF THE REGISTRANT

The names, the positions with the Company and the ages as of the Record Date of the individuals who are our executive officers are:

Name	Age	Position(s)	Director Since
Xiangqian Li	41	Chairman, President and Chief Executive Officer	January 2005
Huanyu Mao	58	Director, Chief Technology Officer	May 2006
Tony Shen	42	Chief Financial Officer, Secretary and Treasurer	—
Kenneth G. Broom	54	Chief Operating Officer	—

Biographical summaries for Xiangqian Li and Huanyu Mao are provided under the “Nominees” section of this Proxy Statement, and are incorporated herein by reference.

The following are biographical summaries for our other executive officers:

Tony Shen has served as our chief financial officer, company secretary and treasurer since August 3, 2007. Mr. Shen joined the Company as Vice President of Strategic Development in May 2007. Prior to joining us, Mr. Shen was acting CFO at eLong Inc. (NASDAQ: LONG) from 2006 to 2007. Prior to eLong, Mr. Shen was at China Netcom and its affiliated companies from 2003 to 2005, where he served as CFO and Vice President of Finance for Joyzone Networks, an affiliate of China Netcom, and as General Manager of Overseas Investment Management, China Netcom International. Prior to joining China Netcom, Mr. Shen served in several senior finance roles at Solectron Corporation in the United States from 1999 to 2003. Mr. Shen received a BE in Electrical Engineering from Tsinghua University and an MBA from Columbia Business School.

Kenneth G. Broom has served as our chief operating officer since February 24, 2009. Prior to that, he served as vice president of international OEM Business from October 1, 2007 to February 24, 2009. From January 2007 to September 2007, he worked as Executive Vice President for BAK Canada. Prior to joining us, Mr. Broom served as executive vice president of E-One Moli Energy (Canada) Limited (“E-One”), the only high volume manufacturer of cylindrical lithium-ion rechargeable cells in North America, from 2003 to 2007. He was also General Manager of Operations of E-One from 1992 to 2003; while in this role, he managed equipment and product design. He is a member of the Association of Professional Engineers and Geoscientists of B.C. Mr. Broom received a bachelor’s degree in chemical engineering from the University of Waterloo.

There are no arrangements or understandings between any of our executive officers and any other person pursuant to which any of our executive officers have been selected for their respective positions. No executive officer is related to any director, executive officer, or person nominated or chosen by us to become a director or executive officer.

No executive officer of the Company is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

None of our executive officers has been subject to any legal proceedings in the past five years that are material to an evaluation of his or her ability and/or integrity to serve as one of our executive officers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under U.S. securities laws, directors, certain executive officers and persons beneficially owning more than 10% of our Common Stock must report their initial ownership of the Common Stock, and any changes in that ownership, to the SEC. The SEC has designated specific due dates for these reports. Based solely on our review of copies of such reports filed with the SEC and written representations of our directors and executive offers, we believe that all persons subject to reporting filed the required reports on time in fiscal year 2009, except as previously disclosed and as follows: (i) a late Form 4 report filed by Charlene Spoede Budd on November 3, 2009 to report the grant of 5,000 restricted shares of common stock pursuant to the Company’s Compensation Plan for Non-Employee Directors; (ii) a late Form 4 report filed by Chunzhi Zhang on November 3, 2009 to report the grant of 5,000 restricted shares of common stock pursuant to the Company’s Compensation Plan for Non-Employee Directors; (iii) a late Form 4 report filed by Richard B. Goodner on November 3, 2009 to report the grant of 5,000 restricted shares of common stock pursuant to the Company’s Compensation Plan for Non-Employee Directors; and (iv) a late Form 4 report filed by Xiangqian Li on June 26, 2009 to report the grant of 500,000 restricted shares of common stock pursuant to the Company’s Stock Option Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our PRC subsidiary, Shenzhen BAK, has several outstanding short-term bank loans, long term bank loans and bills payable to (i) Agricultural Bank of China (Tianjin/Shenzhen Eastern Branches), (ii) Bank of Communications (Shenzhen Caitian Branch), (iii) Shenzhen Development Bank (Longgang Branch), (iv) China CITIC Bank (Shenzhen Longgang Branch), (v) Bank of China (Shenzhen Branch), (vi) China Development Bank (Shenzhen Branch), (vii) China Everbright Bank (Shenzhen Nanshan Branch), and (viii) Ningbo Bank, respectively, the proceeds of which were used primarily to fund the operations of our manufacturing facility located at the BAK Industrial Park and for general working capital requirements. At September 30, 2009, we had aggregate amounts due and payable under these debt arrangements of $249.6 million, including short-term bank loans of $139.2 million, long-term bank loans of $16.1 million maturing within one year, long-term bank loans of $39.6 million maturing in over one year, and bills payable of $54.7 million. As of September 30, 2009, the debt arrangements bore interest at rates ranging from 0.29643% to 5.58% per annum and had maturity dates ranging from three to twenty-eight months. Each loan is guaranteed by Mr. Li, our director, Chairman, President, and Chief Executive Officer. Mr. Li is also prohibited from pledging certain of his shares of Common Stock to any party other than China Development Bank (Shenzhen Branch). Mr. Li did not receive nor is entitled to receive any consideration for the above-referenced guarantees, and we are not independently obligated to indemnify any of those guarantors for any amounts paid by them pursuant to any guarantee.

Policies and Procedures Relating to Transactions with Related Persons.  Our current written policies and procedures for review, approval or ratification of relationships or transactions with related persons are set forth in our Code of Business Ethics and Conduct, our Audit Committee Charter, our Nominating and Corporate Governance Committee Charter, and our Board of Directors Charter.

Our Board of Directors Charter requires that our Board of Directors monitor and manage potential conflicts of interest of management and the Board and assume other responsibilities as may be required from time to time. As permitted under the Company’s Bylaws, the Board has delegated some of these responsibilities to the Board’s Audit Committee and Nominating and Corporate Governance Committee. Our Audit Committee Charter provides that the Audit Committee is responsible for establishing procedures for the approval of and approve the entry of the Company into any and all related party transactions between the Company and any executive officer or director that would potentially require disclosure pursuant to Item 404 of SEC Regulation S-K. The Audit Committee Charter also mandates that the Audit Committee must approve the entry of the Company into any such related party transaction. Our Nominating and Corporate Governance Committee Charter provides that the Nominating and Corporate Governance Committee is responsible for reviewing and assessing the adequacy of the Company’s Code of Business Ethics and Conduct and other internal policies and guidelines and monitor whether the principles described therein are being incorporated into the Company’s culture and business practices.

Our Code of Business Ethics and Conduct provides a number of specific procedures, requirements, and prohibitions relating to related party transactions. It prohibits directors, officers and employees from accepting simultaneous employment with a Company supplier, customer, developer, or competitor, or from taking part in any activity that enhances or supports a competitor’s position. All directors, officers and employees must disclose to the Company any interest that may conflict with the Company. A director, officer and employee may accept a position as a director of another company only if he or she obtains approval from the Board of Directors; the other company does not compete with the Company; and any compensation received in this capacity is commensurate with its responsibilities.

Our Code of Business Ethics and Conduct generally requires directors, officers, and employees of the Company to avoid conducting Company business with a relative or significant other, or with a business in which a relative or significant other is associated in any significant manner. Where a Company director, officer or employee believes that such a transaction is unavoidable, he or she must fully disclose it to the Company’s Chief Executive Officer. If the Chief Executive Officer deems it material to the Company, the Nominating and Corporate Governance Committee must review and provide advance written approval for such transactions. The Board subsequently re-assigned part of this responsibility to the Audit Committee pursuant to the Audit Committee Charter. The most significant related party transactions, especially those involving the Company’s directors or executive officers, must be reviewed and approved in writing in advance by the Company’s Board of Directors. The Board also delegated part of this function to the Audit Committee under the Audit Committee Charter, as explained above. The Company must report all such material related party transactions under applicable accounting rules, federal securities laws, SEC rules and regulations, and securities market rules. Any dealings with a related party must be conducted in such a way that no preferential treatment is given.

In addition, our Code of Business Ethics and Conduct discourages the employment of relatives and significant others in positions or assignments within the same department and prohibits the employment of such persons in positions that have influence (e.g., an auditing or control relationship, or a supervisor/subordinate relationship). The Human Resources Department of the Company is primarily responsible for administering this aspect of our related party transactions policy. If any covered relationship develops or exists between two employees, the senior employee must advise his or her supervisor. The Company may separate the employees either by reassignment or termination, if necessary.

Our Code of Business Ethics and Conduct also requires that the Company’s Law Affairs Department must review and approve any contract with any government entity. Directors, officers, employees, agents, and contractors are prohibited from entering into or attempting to enter in anti-competitive agreements, or even discussing or exchanging information about them. The Company’s Law Affairs Department must review any legitimate joint venture or other agreement with a competitor of the Company before the Company enters into any such agreement or arrangement.

Our Code of Business Ethics and Conduct permits waivers of the above policies and procedures as to directors or executive officers only if they are approved in writing by the Board of Directors and promptly disclosed. Any waiver with respect to any employee, agent or contractor must be approved in writing by the Company’s Law Affairs Department. Under its Charter, our Nominating and Corporate Governance Committee is also responsible for reviewing requests for any waivers and recommending to the Board whether a particular request should be granted.

Any type of related party transaction not expressly covered by the above policies and procedures is subject to the review and approval of our Board of Directors.

There were no related party transactions since the beginning of the fiscal year ended September 30, 2009 for which our policies and procedures did not require review, approval or ratification, or where our policies and procedures were not followed.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected PKF to serve as the independent registered public accounting firm of the Company for the fiscal year ended September 30, 2010.

We are asking our stockholders to ratify the selection of PKF as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of PKF to our stockholders for ratification as a matter of good corporate practice. In the event our stockholders fail to ratify the appointment by majority of the votes cast at the Annual Meeting, the Audit Committee may reconsider this appointment.

Representatives of PKF will be available via teleconference during the Annual Meeting, at which time they may make any statement they consider appropriate and will respond to appropriate questions raised at the Annual Meeting.

Auditor Fees and Services

Audit Fees

PKF has billed us $175,000, in the aggregate, for professional services rendered to audit our annual financial statements for the fiscal year ended September 30, 2009, and to review the interim financial statements included in our quarterly reports on Form 10-Q filed during the fiscal year ended September 30, 2009. In fiscal year 2009, PKF’s audit fees also included fees for professional services rendered for the audits of (1) management’s assessment of the effectiveness of our internal control over financial reporting and (2) the effectiveness of our internal control over financial reporting. For similar services rendered during the fiscal year ended September 30, 2008, PKF billed us $175,000 in the aggregate.

Audit-Related Fees

PKF billed us $43,416, in the aggregate, for charges for consent services for registration statement filings for the fiscal year ended September 30, 2009. PKF billed us $43,059, in the aggregate, for charges for consent services for registration statement filings for the fiscal year ended September 30, 2008.

Tax Fees

We were not billed for any services for professional services rendered by PKF for tax compliance, tax advice, or tax planning for either of our fiscal years ended September 30, 2009 or September 30, 2008.

All Other Fees

We were not billed for any other products or services provided by PKF for either of our fiscal years ended September 30, 2009 or September 30, 2008.

Pre-Approval Policies and Procedures

All auditing services, internal control-related services, and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by our independent auditor must be approved by the Audit Committee in advance, except non-audit services (other than review and attestation services) if such services fall within exceptions established by the SEC. The Audit Committee will pre-approve any permissible non-audit services to be provided by the Company’s independent auditors on behalf of the Company that do not fall within any exception to the pre-approval requirements established by the SEC. The Audit Committee may delegate to one or more members the authority to pre-approve permissible non-audit services, but any such delegate or delegates must present their pre-approval decisions to the Audit Committee at its next meeting. All of our accountants’ services described above were pre-approved by the Audit Committee or by one or more members under the delegate authority described above.

The Board of Directors recommends a vote FOR ratification of the selection of PKF as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010.

OTHER INFORMATION

The Report of the Compensation Committee and the Report of the Audit Committee set forth in this Proxy Statement shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, they shall not be deemed incorporated by reference by any statement that incorporates this Proxy Statement by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference.

GENERAL

At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the meeting other than those described above. However, if any other matters should come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

STOCKHOLDER COMMUNICATIONS

The Company has a process for stockholders who wish to communicate with the Board of Directors. Stockholders who wish to communicate with the Board may write to it at the Company’s address given above. These communications will be reviewed by one or more employees of the Company designated by the Board, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications.

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

If you wish to have a proposal included in our proxy statement for next year’s annual meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by the Secretary of the Company at BAK Industrial Park, No. 1 BAK Street Kuichong Town, Longgang District, Shenzhen 518119, People’s Republic of China, no later than September 30, 2010 or, if the date of the 2011 annual meeting has been changed by more than 30 days from the date of this year’s meeting, by no later than 30 days prior to the date of printing and mailing our material for the annual meeting. A proposal which is received after the applicable date or which otherwise fails to meet the requirements for stockholder proposals established by the SEC will not be included. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

Rule 14a-4 under the Exchange Act governs the use by the Company of discretionary voting authority with respect to stockholder proposals submitted outside the process of Rule 14a-8. Rule 14a-4(c)(1) provides that, if the proponent of a shareholder proposal fails to notify the Company at least forty-five (45) days prior to the month and day of mailing the prior year’s proxy statement, the proxies of the Company’s management would be permitted to use their discretionary authority to vote on this proposal at the Company’s next annual meeting of stockholders. For purposes of the Company’s 2011 annual meeting, the deadline is December 14, 2010 or, if the date of the 2011 annual meeting has been changed by more than 30 days from the date of this year’s meeting, by no later than 30 days prior to the date of printing and mailing our material for the annual meeting. Notifications must be received by the applicable deadline by the Secretary of the Company at BAK Industrial Park, No. 1 BAK Street Kuichong Town, Longgang District, Shenzhen 518119, People’s Republic of China.

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person solicited by this Proxy Statement, on the written request of such person, a copy of our Annual Report on Form 10-K with any amendments, including the financial statements and financial statement schedules, as filed with the SEC for our most recent fiscal year. Such written requests should be directed to the Secretary of the Company, at our address listed on the top of page one of this Proxy Statement. A copy of our Annual Report on Form 10-K, with any amendments, is also made available on our website at www.bak.com.cn after it is filed with the SEC.

January 28, 2010	By Order of the Board of Directors
/s/ Tony Shen Secretary

CHINA BAK BATTERY, INC.
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 16, 2010

Annual Meeting Proxy Card

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of CHINA BAK BATTERY, INC., a Nevada corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated January 28, 2010, and hereby constitutes and appoints Mr. Xiangqian Li, the Company’s Chairman, President and Chief Executive Officer, and Mr. Tony Shen, the Company’s Chief Financial Officer, Secretary and Treasurer, or either of them acting singly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s Common Stock which the undersigned is entitled to vote at the 2010 Annual Meeting of Stockholders to be held on March 16, 2010, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

The undersigned hereby instructs said proxies or their substitutes:

1.	Elect as Directors the nominees listed below: ☐

Xiangqian Li
Huanyu Mao
Richard B. Goodner
Chunzhi Zhang
Charlene Spoede Budd

Withhold authority for the following:

☐ Xiangqian Li
☐ Huanyu Mao
☐ Richard B. Goodner
☐ Charlene Spoede Budd
☐ Chunzhi Zhang

2.	Approve the ratification of PKF as the Company’s independent registered public accounting firm for fiscal year 2010.

FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, and any adjournment or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR THE RATIFICATION OF THE SELECTION OF PKF AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT DATED JANUARY 28, 2010 IS UNABLE TO SERVE OR, FOR GOOD CAUSE, WILL NOT SERVE.

I (we) acknowledge receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement dated January 28, 2010, and the 2009 Annual Report, and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

If you are voting by mail, please sign, date and mail this proxy immediately in the enclosed envelope. You are also permitted and encouraged to vote online by following the instructions on the Notice of Internet Availability of Proxy Materials that was separately mailed to you.

Name

Name (if joint)

Date , 2010

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope, if mailed in the United States.